Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

EVP & Chief Financial Officer

January 3, 2007

AMERIS BANCORP COMPLETES ACQUISITION OF

ISLANDS COMMUNITY BANK, N.A.

AMERIS BANCORP (NasdaqGS:ABCB) and Edwin W. Hortman, Jr., President and Chief Executive Officer of Ameris Bancorp, today announced that Ameris Bancorp has completed its acquisition of Islands Bancorp, and its wholly-owned subsidiary, Islands Community Bank, N.A. The acquisition of Islands increased Ameris Bancorp’s total assets to over $2 billion, managed in 45 banking offices across Georgia, Florida, Alabama and South Carolina.

Mr. Hortman commented on the acquisition saying, “The addition of Islands, combined with our recent banking and management hires, positions Ameris to quickly grow a meaningful franchise in the state of South Carolina. We welcome the Islands’ team of bankers and directors to the Ameris family.”

Ameris Bancorp is headquartered in Moultrie, Georgia.

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Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.